Exhibit10(iii)

     INDEMNIFICATION AGREEMENT

THIS AGREEMENT is dated for reference July 27, 2009,

AMONG:

     P.T. GROUP LTD., a corporation incorporated pursuant to the laws of the British Virgin Islands registered under BVI Company Number 1057655, with an address of PO Box 0830-01906 Calle B Marbella, Edificio Sol Marina 11B, Panama City, Panama;

     (the “Licensor”)

AND:

     SIMPLE TECH INC., a company incorporated pursuant to the laws of the State of Nevada, with an address of 2829 Bird Avenue, Suite 12, Miami, FL 33133;

     and

SONNEN CORPORATION, a company incorporated pursuant to the laws of the State of Nevada, with an address of 2829 Bird Avenue, Suite 12, Miami, Florida 33133 as a wholly owned subsidiary of Simple Tech Inc.;

     (together the “Licensee”)

WHEREAS:

A.     The Parties have entered into a licensing agreement on July 27, 2009 (the “Licensing Agreement”) with regard to the license of certain technology defined therein as “PTG Technology” (the “Technology”) wherein the Licensor has represented and warranted under Section 7.13 that “it is the sole owner of the Intellectual Property and the Technology, that such Intellectual Property and Technology do not infringe on the intellectual property of any other person, and that all registrations with respect thereof are in good standing, valid and enforceable, and with support from the Licensor, the Licensee will, at its sole expense, take all reasonable steps to secure and protect the Intellectual Property and the Technology”;

B.      Under Section 8.1 of the Licensing Agreement, the Licensor has agreed to indemnify and save the Licensee harmless from and against any and all reasonably foreseeable claims, causes of action, damages, awards, actions, suits, proceedings, demands, assessments, judgments, as well as any and all costs and legal and other expenses incidental to the foregoing, arising out of any claims of intellectual property infringement arising out of the commercialization of the Technology to the extent that the potential for such specific claims were actually known by the Licensor or should have been known and were not disclosed to the Licensee; or to the extent expressly waived by the Licensee in writing if such claims were disclosed to the Licensee;

C.     The Licensor has identified the possibility that the Hertzina State Pedagogical University (“Hertzina”) may make a claim for a beneficial interest in the Technology and the Licensee wishes to enter into this indemnification agreement with the Licensor on the terms set forth below.

IndemnificationAgreement

Exhibit 10(iii)

THIS AGREEMENT WITNESSES THAT in consideration of US$10.00 (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1.      The Licensor and the Licensee agree that if (i) Hertzina makes a claim for a beneficial interest in the Technology and (ii) in settlement of such claim with the prior written consent of the Licensee, “Hertzina” receives a royalty interest in the Technology and or products derived from the technology (the “Hertzina Royalty”) and (iii) the calculation of the Hertzina Royalty is identical to the calculation of the Licensor's royalty, then the Licensor’s 1.0% royalty will be reduced by a calculation as follows:

     (a)      If Hertzina receives a 0.5% royalty or less, the Licensor’s 1.0% royalty under the Licensing Agreement will not be reduced;

     (b)     If Hertzina receives a royalty of over 0.5% up to 1.5% then the Licensor’s royalty will be reduced by 10.0% of the amount that the Hertzina Royalty exceeds 0.5%; and

     (c)     If Hertzina receives a royalty greater than 1.5%, Licensor’s royalty will be reduced by only 0.10% to 0.90%.

2.      In the event that the calculation of the Hertzina Royalty is different than the Licensor's Royalty, then the calculation of the reduction of the Licensor's royalty under Section 1 shall use a deemed royalty percentage for Hertzina based on the calculation used for the Licensor's royalty.

3.     All notices or other communications required or permitted to be given under this Agreement must be in writing and delivered by e-mail, courier or facsimile to the address for each party as specified above or in the case of delivery by facsimile, as follows:

          If to the Licensor:

          PT Group Ltd.

          PO Box 0830-01906 Calle B Marbella

          Edificio Sol Marina 11B
          Panama City, Panama
          Attention:     James Wigley

          Facsimile:     +507 269 0661

          E-mail:           james@pantrust.com.pa (Attn: Ana Luisa De Reichert)

          If to the Licensee:

          Simple Tech Inc.

          2829 Bird Avenue, Suite 12

          Miami, FL 33133

          Attention:      Robert Miller

          Facsimile:     786 347 7706

          E-mail:           dulcinizmir1@yahoo.com

IndemnificationAgreement

Exhibit 10(iii)

And:

          Sonnen Corporation

          2829 Bird Avenue, Suite 12
          Miami, Florida 33133

          Attention:     Robert Miller

          Facsimile:     (786) 347 7706

          E-mail:      dulcinizmir1@yahoo.com

Any notice to the Licensee must be accompanied by contemporaneous delivery of a copy to:

Fang and Associates Barristers & Solicitors

300 – 576 Seymour Street
Vancouver, British Columbia, V6B 3K1

                                   Attention:     Paul M. Fang

                                   Facsimile:     (604) 688-6995

                                   E-mail:           pmf@lawma .com

          Either party may designate a substitute address for the purpose of this section by giving written notice in accordance with this section. Any notice delivered in this fashion will be deemed to have been given when it is actually received.

4.     Time is of the essence of this Agreement.

5.      Each of the parties hereby covenants and agrees that at any time and from time to time it will, upon the request of the other party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

6.     There are no oral conditions, representations, warranties, undertakings or agreements between the Licensor and the Licensee. No modifications to this Agreement will be binding unless executed in writing by the parties. No waiver of any provision of this Agreement will be construed as a waiver of any other provision hereof nor shall such a waiver be construed as a continuing waiver. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument. This Agreement will be governed by the laws of the State of Florida. Unless otherwise stated, all dollar amounts referred herein shall be in the lawful currency of the United States. If any clause or provision of this Agreement is declared invalid or unenforceable, the remainder of this Agreement will remain in full force and effect. Headings used in this Agreement are for reference purposes only and will not be deemed to be a part of this Agreement. This Agreement will not be construed as creating a partnership, joint venture or agency relationship between the parties or any other form of legal association which would impose liability upon one party for any act or failure to act by the other party.

IndemnificationAgreement

Exhibit 10(iii)

IN WITNESS WHEREOF the following parties have executed this Agreement:

P.T. GROUP LTD. (BVI Company Number 1057655)

/s/ James Wigley

Per: James Wigley, Director

SIMPLE TECH INC.

/s/ Robert Miller

Per: Robert Miller, Director

SONNEN CORPORATION

/s/ Robert Miller

Per: Robert Miller, Director

IndemnificationAgreement